UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street
Suite 300 Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2024, Five Below, Inc. (the “Company”) and Michael F. Romanko, the Company’s Chief Merchandising Officer, entered into an agreement (the “Cessation Agreement”) providing for Mr. Romanko’s retirement and the cessation of his employment with the Company, effective as of November 17, 2024.

Under the Cessation Agreement, Mr. Romanko will remain available to the Company through May 17, 2025 to assist in the transition of his duties and, in exchange for his execution of a general release of claims, will receive a lump sum payment of $821,445.53, equal to 12 months of his base salary and the cost of 12 months of COBRA coverage.

After Mr. Romanko’s exit, Andy Kunselman, SVP, General Merchandsing Manager and lead executive of the Company’s merchandising organization, will report directly to Kenneth R. Bull, interim President and Chief Executive Officer and Chief Operating Officer. Interim Executive Chairman of the Board, Tom Vellios, will continue advising Mr. Bull and the executive leadership team, including with respect to the Company’s merchandising operations and initiatives.

The foregoing description of the Cessation Agreement is not complete and is subject to, and qualified in its entirety by, the terms of the Cessation Agreement, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Cessation Agreement, dated September 18 2024, by and between Five Below, Inc. and Michael F. Romanko.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2024	Five Below, Inc.

	By:	/s/ Kristy Chipman
	Name:	Kristy Chipman
	Title:	Chief Financial Officer & Treasurer